UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 23, 2021

STEADFAST APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18100 Von Karman Avenue, Suite 200
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 569-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
    Amendment to Transition Services Agreement
On September 24, 2021, Steadfast Apartment REIT, Inc. (the “Company”) entered into Amendment No. 3 to Transition Services Agreement (the “Amendment”) with Steadfast Investment Properties, Inc. to extend the term of the Transition Services Agreement, dated August 31, 2020 (the “TSA”), from September 30, 2021 to December 16, 2021. Except as modified by the Amendment, the material terms of the TSA, as summarized in the Company's Current Report on Form 8-K filed on September 3, 2020, remain in full force and effect.
The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01    Other Events.
Distribution Declaration
On September 23, 2021, the Board of Directors of the Company approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on October 1, 2021 and ending on October 31, 2021. The distributions will be equal to $0.001438 per share of the Company’s common stock per day. The distributions for each record date in October 2021 will be paid in November 2021. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

10.1	Amendment No. 3 to Transition Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	September 27, 2021	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer